UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☒  Soliciting Material Pursuant to §240.14a-12

HEALTHWAYS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.
☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
______________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:
______________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
______________________________________________________________________________

(5) Total fee paid:
_____________________________________________________________________________

☐   Fee paid previously with preliminary materials.
☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
_____________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:
_____________________________________________________________________________

(3) Filing Party:
_____________________________________________________________________________

(4) Date Filed:
_____________________________________________________________________________

Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
chip.wochomurka@healthways.com

HEALTHWAYS RECEIVES NOTICE OF INTENT TO NOMINATE DIRECTORS
__________________________

North Tide Rejects Good Faith Settlement Offer

NASHVILLE, Tenn. (February 28, 2014) – Healthways (NASDAQ: HWAY), the largest independent global provider of well-being improvement solutions, said today that it received notice from North Tide Capital LLC that it plans to nominate four candidates for the Company's Board of Directors at the Company's 2014 annual meeting of stockholders.

John W. Ballantine, Chairman of the Healthways Board, stated, "We remain confident that this Board has developed the best strategy to move the Company forward and continue to build a leadership position in our field. The execution of this well-defined strategy led by our Chief Executive Officer, Ben Leedle, and the current management team is the best path for creating long-term value for our stockholders. This team has successfully transformed Healthways from a disease management company to a highly regarded leader in population health management services, while navigating the economic downturn and significant shifts within the healthcare industry generally and in our sector specifically. We just reported one of the most successful years of business development in the Company's history, and we are confident that Healthways is on track to grow in all of its current customer markets in 2014.

"We believe our Board consists of highly-qualified, experienced, independent directors who are committed to building stockholder value and positioning Healthways for growth and success in the rapidly evolving healthcare landscape.

"We are disappointed by North Tide's apparent determination to proceed with a disruptive and costly proxy contest at the expense of all of Healthways' stockholders. In an effort to avoid this and preserve the Company's business momentum, which we believe would be in the best interests of all stockholders, we reached out to North Tide with a good faith settlement proposal.

"This proposal would have created a five-person slate, including two qualified independent candidates to be nominated by North Tide, subject to confirmation through the ordinary review process of our Nominating and Corporate Governance Committee of the nominees' independence and lack of affiliations with North Tide. Two nominees would be selected by the Board from its existing Class II directors to stand for reelection, and the Board would identify a fifth qualified, independent director, who would be reviewed with North Tide prior to his or her nomination. Together, these directors would serve on an expanded 12-member Board.  In addition, the Board would create a strategic review committee for the purpose of assisting management and the Board in reviewing and refining Healthways' long-term strategy. A North Tide representative would serve on this new committee and each of the other standing committees of Healthways' Board. Our offer contemplated customary standstill and voting commitments from North Tide through the 2014 annual meeting but expiring prior to the nomination deadline for Healthways' 2015 annual meeting."

Mr. Ballantine concluded, "We believe our proposal is a constructive attempt to avoid a proxy contest. We regret that North Tide rejected this proposal and has instead chosen to pursue its own agenda."

About Healthways

Healthways is the largest independent global provider of well-being improvement solutions. Dedicated to creating a healthier world one person at a time, the Company uses the science of behavior change to produce and measure positive change in well-being for our customers, which include employers, integrated health systems, hospitals, physicians, health plans, communities and government entities. We provide highly specific and personalized support for each individual and their team of experts to optimize each participant's health and productivity and to reduce health-related costs. Results are achieved by addressing longitudinal health risks and care needs of everyone in a given population. The Company has scaled its proprietary technology infrastructure and delivery capabilities developed over 30 years and now serves approximately 45 million people on four continents. Learn more at www.healthways.com.

  Important Additional Information

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in connection with the matters to be considered at the Company's 2014 annual meeting of stockholders. The Company intends to file a proxy statement with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from Company's stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company's 2014 annual meeting of stockholders. Information regarding the direct and indirect beneficial ownership of the Company's directors and executive officers in the Company's securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 15, 2013 and its Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended December 31, 2013 filed on May 9, 2013, August 8, 2013 and November 5, 2013 (and subsequently amended on November 6, 2013), respectively. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.healthways.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are based upon current knowledge, assumptions, beliefs, estimates and expectations, involve a number of risks and uncertainties, and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief, or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings and results of operations, and can be identified by the use of words like "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan," or "continue" and similar expressions. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary from those in the forward-looking statements as a result of various factors, including, but not limited to, the effectiveness of management's strategies and decisions; the costs and management distraction attendant to a proxy contest; the Company's ability to sign and implement new contracts for its solutions; the Company's ability to anticipate change and respond to emerging trends in the domestic and international markets for healthcare and the impact of the same on demand for the Company's services; the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations; the Company's ability to accurately forecast performance and the timing of revenue recognition under the terms of its customer contracts ahead of data collection and reconciliation; the Company's ability to accurately forecast enrollment and participation rates in services and programs offered within the Company's contracts; the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions; the impact of future state, federal and international legislation and regulations applicable to the Company's business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 on the Company's operations and/or demand for its services; and other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and other filings with the SEC.  The Company undertakes no obligation to update or revise any such forward-looking statements.